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                                                                    EXHIBIT 23.1


             CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Independent Public Accountants" and to the use of our report dated February 5, 1996 on the consolidated financial statements of Ekco Group, Inc. and its subsidiaries in the Registration Statement on Form S-1 and related Prospectus of Ekco Group, Inc. for the registration of $125,000,000 of 9 1/4% Series B Senior Notes due 2006.



                                                   /s/ KPMG PEAT MARWICK LLP

Boston, Massachusetts
April 18, 1996